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                                                                     EXHIBIT 5.1

                  [Gray Cary Ware & Freidenrich LLP Letterhead]

March 26, 2002

Genetronics Biomedical Corporation
11199 Sorrento Valley Road
San Diego, CA 92121

         RE:  GENETRONICS BIOMEDICAL CORPORATION (THE "COMPANY") FORM S-3 FILING

Ladies and Gentlemen:

         We are counsel for the Company, a corporation incorporated pursuant to the laws of the state of Delaware. We are rendering this opinion in connection with the Company's S-3 registration under the Securities Act of 1933, as amended, of up to 9,289,990 shares of common stock (the "Shares") which are issued, and issuable, to the selling stockholders named in such registration statement.

         We have made or caused to be made such investigations and examined originals or copies certified or otherwise identified to our satisfaction, of such records and corporate proceedings, certificates and other documents that we have considered relevant to this opinion. We have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified or confirmed copies or facsimiles. We have further assumed that the Shares issuable upon exercise of warrants will be issued in compliance with the terms of such warrants, as well as the terms of any other agreements applicable to the warrants. We have further assumed that none of the records, proceedings, documents and certificates upon which we have relied will be amended from the date hereof through the effective date of the registration statement referred to above.

         The opinions expressed herein are limited to the application of the laws of the state of Delaware and the laws of the United States applicable therein, in effect on the date hereof. This opinion is effective as of the effective date of such registration statement, we disclaim any obligation to advise you of any change after such date.

         Based on and subject to the foregoing, we are of the opinion that the Shares which have been issued are validly issued, fully paid and non-assessable, and that the Shares which are issuable upon exercise of warrants will be validly issued, fully paid and non-assessable.


         We hereby consent to the filing of this opinion as an exhibit to the registration statement referred to above and the use of our name wherever it appears in said registration statement.

                                       Respectfully submitted,



                                       /s/ Gray Cary Ware & Freidenrich LLP
                                       ------------------------------------

                                       Gray Cary Ware & Freidenrich LLP